NEWS RELEASE

FOR IMMEDIATE RELEASE

For:

GeoResources, Inc.

Contact:

Cathy Kruse

P. O. Box 1505

Telephone:

(701) 572-2020

Williston, ND  58802

ir@geoi.net

GEORESOURCES, INC. REPORTS SECOND QUARTER AND

SIX-MONTH RESULTS

Williston, ND August 12, 2005 – GeoResources, Inc., (Nasdaq: GEOI), today reported second quarter 2005 net income of $848,044, or $0.23 per share, on revenue of $1,853,399, compared to a second quarter 2004 net income of  $233,656, or $0.06 per share, on revenue of $1,634,012.  Earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) for the second quarter of 2005 were $1,170,071, compared to $482,997 for the second quarter of 2004. 1

First-half 2005 net income was $1,121,399, or $0.30 per share, on revenue of $3,708,584, versus net income of $317,459, or $0.09 per share, on revenue of $2,785,573 in the first half of 2004.  EBITDA for the first half 2005 was $1,687,765, compared to $748,053 the first half 2004.  Higher commodity prices, which averaged $44.32 per barrel of oil equivalent (BOE) for the first half of the year, were the primary driver of the improved results.

GeoResources sold a total of 29,323 BOE, or 322 BOE per day, during the second quarter 2005, compared to 30,707 BOE, or 337 BOE per day, in the second quarter 2004.

The company received substantially higher average oil prices resulting in an increase in oil and gas sales of  $296,000, or 29% for the quarter, and $558,000, or 29%, for the six-months ended June 30, 2005, compared to the same periods in 2004.

Leonardite sales generated $279,796 of revenue for the quarter and $772,780 for the first half of the year; however, the Leonardite business segment generated only $7,645 and $64,654 of gross margin for the three-month and six-month periods.  For the quarter ended June 30, 2005, the Company recognized a Leonardite related gain of $497,743 consisting of an insurance claim receivable of $735,374 less associated costs of $23,487 and $213,144, the net book value of the facility before the fire.  As previously announced, the Company is evaluating strategic alternatives for its Leonardite assets following a fire on May 17, 2005 that significantly damaged the facility.

GeoResources’ subsidiary, Western Star Drilling Company (WSDC), drilled two wells for third parties during the second quarter of 2005, generating drilling revenue of $256,890 and gross margin of $9,860 for the quarter.  For the first six months of 2005 WSDC drilled four third party wells, generating $460,643 of revenue and a negative gross margin of $76,293. Repairs and maintenance on the rig during the first quarter produced the negative gross margin, which should be minimized as the rig utilization increases during the remainder of the year.  WSDC has three contracts to drill four third party wells during the next two months and one contract to drill two wells for GeoResources.  Before year-end, the Company plans to drill the Kramer prospect and a development location in the Leonard Field, both located in Bottineau County, North Dakota.  The Company owns a 100% working interest in each of these projects.

J.P. Vickers, President of GeoResources, said, “Activity in the Williston Basin is accelerating significantly and we expect improved results in our drilling operations as our rig utilization increases. We also expect the water injection initiated in the Landa West Madison Unit during the second quarter will increase reserves and production from that field. With the two additional wells we plan to drill before year-end we are seeking to stabilize our production to take advantage of current oil prices.”

1EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, EBITDA should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not in accordance with, nor superior to, generally accepted accounting principles, but provides additional information for evaluating us.  Our measure of EBITDA may not be the same as similar measures described by other companies.  EBITDA is calculated as follows:

	Quarter Ended	Quarter Ended
	June 30, 2005	June 30, 2004

Net income	$ 848,044	$ 233,656
Add back
Interest expense	23,459	20,231
Income tax	98,000	23,000
Depreciation and amortization	200,568	206,110
EBITDA	$ 1,170,071	$ 482,997

	Six Months Ended	Six Months Ended
	June 30, 2005	June 30, 2004

Net Income.	$ 1,121,399	$ 317,459
Add back:
Interest expense	47,706	38,626
Income tax	129,000	29,000
Depreciation and amortization	389,660	362,968
EBITDA	$ 1,687,765	$ 748,053

Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "estimate" or "continue," or comparable words.  In addition, all statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements.  Readers are encouraged to read the SEC reports of the Company, particularly its Form 10-KSB for the Fiscal Year Ended December 31, 2004, for meaningful cautionary language disclosure.

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PART I.  FINANCIAL INFORMATION

ITEM 1.  Financial Statements

GEORESOURCES, INC., AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2005	2004
ASSETS
CURRENT ASSETS:
Cash and equivalents	$ 923,414	$ 715,551
Trade receivables, net	742,416	1,030,716
Insurance claim receivable	735,374	--
Inventories	231,726	235,405
Prepaid expenses	116,869	65,762
Total current assets	2,749,799	2,047,434
PROPERTY, PLANT AND EQUIPMENT, at cost:
Oil and gas properties, using the
full cost method of accounting:
Properties being amortized	26,441,929	25,997,466
Properties not subject to amortization	215,089	213,921
Drilling rig and equipment	1,558,953	1,533,838
Leonardite plant and equipment	828,213	3,284,466
Other	753,009	756,535
	29,797,193	31,786,226
Less accumulated depreciation, depletion
amortization and impairment	(19,199,000)	(21,113,489)
Net property, plant and equipment	10,598,193	10,672,737
TOTAL ASSETS	$ 13,347,992	$ 12,720,171

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 756,476	$ 996,624
Accrued expenses	428,134	382,693
Current portions of capital lease obligations	49,888	64,286
Current maturities of long-term debt	527,057	518,750
Total current liabilities	1,761,555	1,962,353
CAPITAL LEASE OBLIGATIONS, less current portions	35,632	54,847
LONG-TERM DEBT, less current maturities	821,354	1,205,729
ASSET RETIREMENT OBLIGATION	1,939,080	1,893,510
DEFERRED INCOME TAXES	580,000	524,000
Total liabilities	5,137,621	5,640,439
STOCKHOLDERS' EQUITY:
Common stock, par value $.01 per share;
authorized 10,000,000 shares;
issued and outstanding 3,727,977
and 3,723,977 shares, respectively	37,280	37,240
Additional paid-in capital	305,132	295,932
Retained earnings	7,867,959	6,746,560
Total stockholders' equity	8,210,371	7,079,732
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 13,347,992	$ 12,720,171

See Notes to Consolidated Financial Statements.

GEORESOURCES, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2005	2004	2005	2004
OPERATING REVENUES:
Oil and gas sales	$ 1,316,713	$ 1,020,635	$ 2,475,161	$ 1,916,960
Leonardite sales	279,796	295,296	772,780	550,532
Drilling revenue	256,890	318,081	460,643	318,081

	1,853,399	1,634,012	3,708,584	2,785,573

OPERATING COSTS AND EXPENSES:
Oil and gas production	507,258	403,256	944,042	863,740
Cost of leonardite sold	272,151	245,297	708,126	503,431
Drilling costs	247,030	316,898	536,936	365,053
Depreciation and depletion	200,568	206,110	389,660	362,968
Selling, general and administrative	170,003	200,366	348,247	325,354

	1,397,010	1,371,927	2,927,011	2,420,546

Operating income	456,389	262,085	781,573	365,027

OTHER INCOME (EXPENSE):
Interest expense	(23,459)	(20,231)	(47,706)	(38,626)
Interest income	10,421	9,852	11,564	10,158
Gain on involuntary conversion of Leonardite facility	497,743	--	497,743	--
Other income, net	4,950	4,950	7,225	9,900

	489,655	(5,429)	468,826	(18,568)

Income before income taxes	946,044	256,656	1,250,399	346,459

Income tax expense	(98,000)	(23,000)	(129,000)	(29,000)

Net income	$ 848,044	$ 233,656	$ 1,121,399	$ 317,459

EARNINGS PER SHARE:

Basic	$ .23	$ .06	$ .30	$ .09

Diluted	$ .22	$ .06	$ .29	$ .09

See Notes to Consolidated Financial Statements.